TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT ("Agreement") is made and entered into as of this

30th day of June, 2019, by and between NORTH-EAST SOMERSET, LLC (the "Landlord") and OMNICOMM SYSTEMS, INC. (the "Tenant'").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into and executed that certain lease agreement dated on or about December 17, 2015 for premises located at 399 Campus Drive, Somerset, New Jersey (the "Lease"); and

WHEREAS, it is the desire of Tenant and Landlord to terminate the Lease upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.     The foregoing recitations are true and correct and are incorporated herein by reference.

2.     Effective as of 5:00 P.M., ET, on June 30, 2019 (the "Termination Date"), the Lease shall be automatically deemed terminated, canceled, and of no further force or effect as though that were the date fixed for the expiration of the term provided for in the Lease, and from and after the Termination Date, neither party shall have any other, further, accrued, or unaccrued obligation or liability of any nature to the other. As of the Termination Date, to the extent Tenant has not previously vacated the leased premises, Tenant shall immediately vacate, surrender, and deliver possession of the premises demised under the Lease to Landlord in their AS IS, WHERE IS condition.

3.     In consideration of the early termination of the Lease, Tenant shall pay to Landlord, on the Termination Date: (i) an amount equal to seven (7) months of basic rent (plus electrical charge) under the Lease, which aggregate total is $30,678.62; less (ii) the security deposit paid by Tenant upon commencement of the Lease in the amount of $7,806.62, for a total aggregate payment of $22,872.00 (the "Termination Fee"). Landlord and Tenant hereby agree that Landlord's receipt of such Termination Fee shall be deemed a satisfaction of any and all of Tenant's obligations, monetary or otherwise, which may have accrued under the Lease prior to the Termination Date.

4.     In consideration of the parties' agreement to terminate the Lease and in exchange for the Termination Fee, Landlord and Tenant, for themselves and their respective successors and assigns, do hereby irrevocably and unconditionally remise, release, acquit, satisfy, and forever discharge each other, and their respective successors and assigns (collectively, the "Released Parties") of and from all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, threats, judgments, accounts, suits, liens, rights, demands, benefits, costs, losses, debts, and expenses, of every kind and nature whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, which any of the Released Parties ever had, now have, or may have in the future against the other, for, upon, or by reason of any matter, cause, or thing whatsoever, from the beginning of the world to the day of these presents, including, without limitation, any matter or issue related to the Lease or occupancy of the premises demised under the Lease.

5.     This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' ” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf ” signature page was an original thereof.

[Signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on the day and year set forth below each party’s execution.

Witnesses:	TENANT
/s/ Leo Farrington	OMNICOMM SYSTEMS, INC.
Print Name: Leo Farrington	By: /s/ Thomas E Vickers
Name: Thomas E Vickers
/s/ Ramon Pino	Title: Chief Financial Officer
Print Name: Ramon Pino	Date: 27-JUN-2019

Witnesses:	LANDLORD
/s/ Anamaria	NORTH-EAST SOMERSET, LLC
Print Name: Anamaria	By: /s/ Fernando Silva
Name: Fernando Silva
/s/ Juan Carlos	Title: Operations
Print Name: Juan Carlos	Date: 7-1-2019